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                                                                    EXHIBIT 23.5


REPORT OF INDEPENDENT AUDITORS


Integrity Software Inc,
Dublin, Ireland.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated 3 August 1999 relating to the financial statements of Computer Foundations Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                        Scrutton Bland
                                                        Chartered Accountants &
                                                        Registered Auditors.

18 Sir Issac's Walk,
Colchester CO1 1JL
England.

16 March 2000